                                                                     Exhibit 4.3

                               AMENDMENT NO. 1 TO
                         REGISTRATION RIGHTS AGREEMENT

                                  June 9, 1999



To each of the Purchasers named in
Schedule I to the Series B Convertible
----------
Preferred Stock Purchase Agreement
dated June 9, 1999 (the "Purchasers")


Ladies and Gentlemen:

     On June 4, 1998 SkyCache, Inc., a Delaware corporation (the "Company"), Douglas E. Humphrey, Lisa Losito, each of the several purchasers listed on

Schedule I to that certain Series A Convertible Preferred Stock Purchase
----------
Agreement of even date therewith, Anchor Financial Group LLC, and the holders of the Warrants to Purchase shares of the Common Stock, $.01 par value, of the Company issued pursuant to that certain Bridge Financing Agreement dated February 16, 1998, entered into a Registration Rights Agreement (the "Agreement") of even date therewith. The parties to the Agreement now wish to amend the Agreement to extend the rights and benefits thereof to holders of Series B Convertible Preferred Stock, $.01 par value, of the Company (the "Series B Preferred Stock") issued pursuant to that certain Series B Convertible Preferred Stock Purchase Agreement of even date herewith (the "Series B Stock Purchase Agreement") by and among the Company and the Purchasers and to make certain other changes as hereinafter set forth. In consideration of and pursuant to the foregoing, the Company covenants and agrees with each of you that the Agreement is hereby amended as follows:

        1. All of the shares of Series B Preferred Stock purchased pursuant to the Series B Stock Purchase Agreement shall be "Preferred Shares" for all purposes and to the same extent as if they were originally included as "Preferred Shares" under the Agreement and all references in the Agreement to the "Preferred Stock" and the "Purchase Agreement" shall include all of the shares of such Series B Preferred Stock and the Series B Stock Purchase Agreement, respectively.
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        2.  The last sentence of Section 6 of the Agreement shall be deleted in its entirety and replaced with following:

          "Whenever the Company is required by this Section 6 to use its best efforts to effect the registration of Restricted Stock, each of the procedures and requirements of Section 4 (including but not limited to the requirement that the Company notify all holders of Restricted Stock from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration, provided, however, that the Company shall not be
                        --------  -------
          obligated to effect more than two such registrations in any twelve month period on Form S-3 under this Section 6, and provided, further,
                                                             --------  -------
          however, that the requirements contained in the first sentence of
          -------
          Section 4(a) shall not apply to any registration on Form S-3 which may be requested and obtained under this Section 6."


     This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Agreement shall be a binding agreement between the Company and you.

                                     Very truly yours,

                                     SKYCACHE, INC.



                                             By:  /s/ Douglas E. Humphrey
                                                  -----------------------
                                                  Douglas E. Humphrey
                                                  President and Chief Executive
                                                  Officer

AGREED TO AND ACCEPTED as of the
date first above written.

CARLYLE VENTURE PARTNERS, L.P.

By: Its General Partner, TCG Ventures, Ltd.


By:/s/ J. Mitchell Reese
   ------------------------
        J. Mitchell Reese
        Attorney in Fact

C/S VENTURE INVESTORS, L.P.

By: Its General Partner, TCG Ventures, Ltd.

By: /s/ J. Mitchell Reese
   -------------------------
        J. Mitchell Reese
        Attorney in Fact


CARLYLE U.S. VENTURE PARTNERS, L.P.

By: Its General Partner, TCG Ventures, L.L.C.

By: /s/ J. Mitchell Reese
   -------------------------
        J. Mitchell Reese
        Managing Director
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CARLYLE VENTURE COINVESTMENT, L.L.C.

By: Its Manager, TCG Ventures, L.L.C.

By: /s/ J. Mitchell Reese
   -------------------------
        J. Mitchell Reese
        Managing Director
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PURCHASERS NOT PREVIOUSLY
PARTY TO THE AGREEMENT

NEW ENTERPRISE ASSOCIATES VIII,
LIMITED PARTNERSHIP

By:  NEA Partners VIII, Limited Partnership
     General Partner


     By: /s/ Nancy Dorman
         -----------------
         General Partner

NEA PRESIDENTS' FUND, L.P.

By:  NEA General Partners, L.P.
     General Partner


     By:/s/ Nancy Dorman
        ----------------
        General Partner

NEA VENTURES 1999, L.P.


     By:/s/ Nancy Dorman
        ----------------
        Vice President
         --------------


/s/ Frank A. Bonsal
-------------------
Frank A. Bonsal


/s/ John Landry
---------------
John Landry


/s/ Avram Miller, Trustee
-------------------------
The Avram Miller Trust


Intel Corporation

/s/ Arvind Sodhani
------------------
Arvid Sohani, Vice President and Treasurer
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Institutional Venture Partners, VIII, L.P.
By: its General Partner, Institutional Venture Management VIII, LLC

By:  /s/ R. Thomas Dyal
     ------------------
     R. Thomas, Dyal, Managing Director

IVM Investment Management Fund VIII, LLC,
By: its Manager Institutional Venture Management VIII, LLC

By:  /s/ R. Thomas Dyal
     ------------------
     R. Thomas, Dyal, Managing Director


IVP Broadband Fund, L.P.,
By: its General Partner IVP Broadband Management, LLC,
By: its Managing Director, Institutional Venture management VIII, LLC

By:  /s/ R. Thomas Dyal
     ------------------
     R. Thomas, Dyal, Managing Director

Series B Purchaser

/s/ Thomas Washburne
--------------------
Thomas Washburne